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                                Exhibit 99(b)
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                       Report of Independent Accountants


To the Partners of
Los Angeles SMSA Limited Partnership


We have audited the accompanying balance sheets of Los Angeles SMSA Limited Partnership as of December 31, 1993 and 1992, and the related statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 1993. We have also audited the accompanying financial statement schedules V, VI, VIII and X. These financial statements and financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express and opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall fianacial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Los Angeles SMSA Limited Partnership as of December 31, 1993 and 1992, and results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information to be included therein.

As discussed in Note 9 to the financial statements, the Partnership has been named in three separate complaints served by cellular agents. The outcome of these matters is uncertain and, accordingly, no accrual for these matters has been made in the accompanying financial statements.

In addition, as discussed in Note 9, three class action suits were filed against the Partnership alleging violations of state and gederal antitrust
laws.   The outcome of these matters is uncertain and, accordingly, no accrual for these matters has been made in the accompanying financial statements.



/S/ COOPERS AND LYBRAND
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COOPERS AND LYBRAND


Newport Beach, California
February 4, 1994, except for
the information presented
in paragraphs three, five
and six of Note 9, as to
which the date is
October 17, 1994